Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS

     On June 2, 2005, pursuant to a Stock Purchase Agreement (the “Purchase Agreement”) by and among IRG Holdings Curacao, N.V., IRG US Holdings Corp., International Racing Group, N.V. (“IRG”), It’s All Good Buddy, Inc. (“IAGB”), Louis J. Tavano, James Scott and Richard M. Tavano, Youbet’s two, newly-formed acquisition subsidiaries acquired all of the outstanding equity interests of IRG and an affiliated company, IAGB (IRG and IAGB are together referred to herein as the “IRG Business”). The following unaudited pro forma financial statements give effect to the closing of the Purchase Agreement and Youbet’s acquisition of the IRG Business.

     The unaudited pro forma consolidating balance sheet and statements of operations filed with this report are presented for illustrative purposes only. The pro forma adjustments are based upon information available to Youbet at the time these unaudited pro forma financial statements were prepared and assumptions that management believes are reasonable. The pro forma balance sheet has been prepared to reflect the acquisition of the IRG Business as if the acquisition had taken place as of March 31, 2005. The pro forma statement of operations for the three months ended March 31, 2005 has been prepared assuming that the transaction occurred as of January 1, 2005, and the pro forma statement of operations for the year ended December 31, 2004 has been prepared assuming that the transaction occurred as of January 1, 2004. The unaudited pro forma consolidating balance sheet and statements of operations filed with this report are not necessarily indicative of the financial position or operating results that would have occurred had the transactions been consummated on the previously stipulated date, or at the beginning of the previously stipulated period, for which such transactions have been given effect. The unaudited pro forma financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of Youbet included in our Form 10-K for the year ended December 31, 2004 and the unaudited financial statements of Youbet included in our Form 10-Q for the quarter ended March 31, 2005.

     The unaudited pro forma consolidating balance sheet as of March 31, 2005 was prepared by combining Youbet’s consolidated balance sheet with the consolidated balance sheet of the IRG Business. The unaudited pro forma consolidating statements of operations for the twelve months ended December 31, 2004 and for the three months ended March 31, 2005 were prepared by combining Youbet’s consolidated statements of operations for these respective periods with the consolidated statements of operations of the IRG Business for the same periods.

     Under the purchase method of accounting, certain adjustments have been made in the adjustment column of the pro forma balance sheet to record the assets and liabilities of the IRG Business at their fair value. The pro forma adjustments are based upon estimates, which management believes to be reasonable, described in the accompanying notes to the unaudited pro forma consolidating financial statements. A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets (tangible and intangible) acquired and liabilities assumed based on their respective fair values and related amortization expense, has not yet been made.

     Accordingly, the pro forma adjustments made in connection with the development of the unaudited pro forma financial statements set forth below are preliminary and have been made solely for purposes of developing such unaudited pro forma financial statements. The actual allocations could differ materially from those set forth in the unaudited pro forma financial statements. In addition, the unaudited pro forma financial statements do not reflect any operating efficiencies or inefficiencies and related costs or savings that Youbet may achieve with respect to the consolidated companies and do not include any adjustments to historical revenues nor any adjustments to operating, marketing and general and administrative expenses for any future operating changes.

Pro Forma Consolidating Balance Sheet (Unaudited)
As of March 31, 2005

					Pro Forma
	Youbet	IRG	Pro Forma		Consolidated
	Historical	Historical	Adjustments		Totals
ASSETS:
Current assets:
Cash and cash equivalents	$15,057,356	$617,069	$(2,000,000	)(1)	$13,674,425
Current portion of restricted cash	3,234,472				3,234,472
Accounts receivable, net of allowance for doubtful collection	642,036	1,713,495			2,355,531
of $346,000					—
Other receivables, net of allowance for doubtfull collection	130,180				130,180
of $180,457					—
Prepaid expenses	1,600,828				1,600,828
Current portion of deferred tax assets	1,791,000				1,791,000

	22,455,872	2,330,564	(2,000,000)		22,786,436

Property and equipment, net of accumulated depreciation and	3,401,177	46,219			3,447,396
amortization of $8,174,264

Restricted cash, net of current portion	487,750				487,750
Licenses, patents and other intangibles, net	29,899		2,400,723	(2)	2,430,622
Deposits and other	175,214				175,214
Deferred tax assets, net of current portion	1,523,000				1,523,000

	$28,072,912	$2,376,783	$400,723		$30,850,418

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Current portion of long term debt	352,678				352,678
Trade payables, TVG	3,011,857				3,011,857
Trade payables, track related	2,567,400				2,567,400
Trade payables, other	661,315	5,962			667,277
Accrued expenses	1,984,548	90,986			2,075,533
Customer deposits	3,357,670	1,680,559			5,038,229
Deferred revenues	122,751				122,751

	12,058,219	1,777,507	—		13,835,725

Long term debt	106,672				106,672

	12,164,891	1,777,507	—		13,942,397

Stockholder’s equity
Common stock, $.001 par value — authorized 100,000,000 31,872,483 shares outstanding as of March 31, 2005	31,706		167	(3)	31,872
Additional paid-in capital	103,890,288		513,620	(3)	104,403,908
Retained Earnings/Deficit	(86,185,264)	599,277	(599,277	)(3)	(86,185,264)
Treasury stock (457,015 shares)	(1,828,709)		486,214	(3)	(1,342,495)

	15,908,021	599,277	400,723		16,908,021

	$28,072,912	$2,376,783	$400,723		$30,850,418

Pro Forma Consolidating Statement of Operations (Unaudited)
For the Three Months Ended March 31, 2005

					Pro Forma
	Youbet Historical	IRG Historical	Pro Forma Adjustments		Consolidated Totals
Revenues	$18,515,358	$2,515,508 (4)	$0	(5)	$21,030,866

Operating expenses
Track fees	8,625,132	1,378,817	—		10,003,949
Licensing, TVG	3,011,857	—	—		3,011,857
Network operations	995,201	318,805	—		1,314,006
Research and development	319,876	46,425	—		366,301
Sales and marketing	1,276,148	293,983	—		1,570,131
General and administrative	3,182,438	264,834	(32,641	)(6)	3,414,631
Depreciation and amortization	231,825	11,374	98,127	(7)	341,326

	17,642,477	2,314,238	65,486		20,022,201

Income (loss) from operations	872,881	201,270	(65,486)		1,008,665

Other income (expense)
Interest income	89,421	912	—		90,333
Interest expense	(18,827)	(331)	—		(19,158)
Other	86,523	(1,091)	—		85,432

	157,117	(510)	—		156,607

Income (loss) before income taxes	1,029,998	200,760	(65,486)		1,165,272

Income tax expense/benefit	—	—	(22,265	)(8)	(22,265)

Net income (loss)	$1,029,998	$200,760	($43,221)		$1,187,538

Basic income (loss) per share	$0.03				$0.04
Diluted income (loss) per share	$0.03				$0.03

Pro Forma Consolidating Statement of Operations (Unaudited)
For the Year Ended December 31, 2004

	Youbet Historical	IRG Historical	Pro Forma Adjustments		Pro Forma Consolidated Totals
Revenues	$65,249,114	$17,830,385 (4)	—	(5)	$83,079,499

Operating expenses
Track fees	26,199,688	10,955,827	—		37,155,515
Licensing, TVG	14,424,438	—	—		14,424,438
Network operations	3,292,591	1,996,126	—		5,288,717
Research and development	1,510,969	239,688	—		1,750,657
Sales and marketing	3,535,270	1,154,366	—		4,689,636
General and administrative	12,763,902	3,275,907	(2,402,450	)(6)	13,637,359
Depreciation and amortization	2,286,408	45,721	392,507	(7)	2,724,636

	64,013,266	17,667,636	(2,009,943)		79,670,959

Income from operations	1,235,848	162,749	2,009,943		3,408,540

Other income (expense)
Interest income	154,446	4,670	—		159,116
Interest expense	(15,373)	(2,292)	—		(17,665)
Other	6,413	(136,417)	—		(130,004)

	145,486	(134,039)	—		11,447

Income before income taxes	1,381,334	28,710	2,009,943		3,419,987

Income tax expense/benefit	(3,250,000)	60,769	622,612	(8)	(2,566,619)

Net income (loss)	$4,631,334	($32,058)	1,387,331		$5,986,607

Basic income (loss) per share	$0.15				$0.20
Diluted income (loss) per share	$0.14				$0.18

Notes to Pro Forma Consolidating Financial Statements

1.	To record the cash payment of $2.0 million at closing.

2.	Adjustment to reflect allocation of purchase price to the intangible assets (principally a customer list and a non-competition agreement) acquired as part of the IRG Business.

3.	Adjustment to reflect issuance of treasury shares.

4.	A significant portion of IRG’s revenues is derived from customers in jurisdictions where Youbet has not historically accepted wagers. Total handle processed by the IRG Business for 2003, 2004 and the first quarter of 2005 was approximately $133 million, approximately $215 million and approximately $27 million, respectively. Youbet cannot predict how much of this business will be lost or retained following a review by Youbet’s independent wagering compliance committee, Youbet’s executive management and its legal counsel, but it could potentially be a substantial portion of such business.

5.	In early 2005, IRG lost access to certain significant track content for wagering, such as those operated by the New York Racing Association, Churchill Downs and the New Jersey Sports & Exposition Authority (“NJSEA”). However, subsequent to March 31, 2005, IRG regained access to Churchill Downs and NJSEA content. In addition, IRG has recently taken steps to re-qualify all of its customers, both at the request of certain of its track partners and in anticipation of complying with Youbet’s more rigorous compliance standards, which has had, and will potentially continue to have, the effect of reducing the size of IRG’s customer base. While this process and the loss of track signals has negatively impacted the handle, revenue and profitability of the IRG

Business, we can not reasonably estimate the aggregate impact (short or long term) at this time on the growth prospects for the IRG Business given certain mitigating factors (including the reacquisition of significant track content and Youbet’s business plan for IRG) and, therefore, we have not adjusted the pro forma financial statements.

6.	Upon completion of the acquisition of IRG, the management fee paid to the management company owned by the sellers will be reduced to $150,000 per year. This adjustment represents the difference between the historical management fee and the new management fee.

7.	A certain portion of the acquisition price will be allocated to the acquired customer list and non-compete agreement. For purposes of the pro forma statements of operations, Youbet has initially allocated $2.4 million to these intangible assets, and the adjustment reflects amortization of these intangible assets over estimated useful lives ranging from 2 to 10 years.

8.	To record income tax expense assuming an effective federal rate of 34%. Youbet expects to use its net operating loss carryforwards to offset otherwise taxable income associated with the IRG Business.